                                                                 EXHIBIT (a)(3)

                         NOTICE OF GUARANTEED DELIVERY

                                WITH RESPECT TO
             OUTSTANDING WARRANTS TO PURCHASE CLASS A COMMON STOCK
                                      OF

                                 ALPHARMA INC.

                 Pursuant to the Offer Dated October 21, 1998

  This form must be used by a holder of Warrants to purchase (the "Warrants") shares of Class A Common Stock, $.20 par value per share (the "Shares") of Alpharma Inc., a Delaware corporation (the "Company"), who wishes to tender Warrants to the Depositary pursuant to the guaranteed delivery procedures described in "The Exchange Offer--Procedure for Tendering Warrants--Guaranteed Delivery" of the Company's Offer, dated October 21, 1998 (the "Offer") and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Warrants pursuant to such guaranteed delivery procedures must ensure that the Depositary receives this Notice of Guaranteed Delivery prior to the Expiration Date of the Offer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Offer or the Letter of Transmittal.

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 20, 1998 UNLESS EXTENDED (THE "EXPIRATION DATE").


                       The Depositary for the Offer is:

                               BankBoston, N.A.

By Registered or Certified  By Hand:                                       By Overnight Delivery:
Mail:
BankBoston, N.A.            Securities Transfer & Reporting Services, Inc. BankBoston, N.A.
Attn: Corporate             c/o Boston EquiServe LP                        Attn: Corporate
Reorganization                                                             Reorganization
P.O. Box 8029               1 Exchange Place                               150 Royall Street
Boston, MA 02266-8029       55 Broadway, 3rd floor                         Canton, MA 02021
                            New York, NY 10006

                 The Subdepositary for the Offer in Norway is:

                                  Alpharma AS

        By Hand/Overnight:                          By Mail:
        Alpharma AS                                 Alpharma AS
        Attn: Sverre Bjertnes                       Attn: Sverre Bjertnes
        Harbitzalleen 3                             Harbitzalleen 3, P.O. Box
                                                    158
        Skoyen N-0212, Oslo,                        Skoyen N-0212, Oslo,
        Norway                                      Norway

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

  The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Offer and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Warrants set forth below pursuant to the guaranteed delivery procedures set forth in the Offer and in Instruction 2 of the Letter of Transmittal.

  The undersigned hereby tenders the Warrants listed below:


   CERTIFICATE NUMBER(S) (IF KNOWN) OF WARRANTS OR   AGGREGATE NUMBER OF  AGGREGATE NUMBER OF
      ACCOUNT NUMBER AT THE BOOK-ENTRY FACILITY      WARRANTS REPRESENTED  WARRANTS TENDERED
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
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

                           PLEASE SIGN AND COMPLETE
-------------------------------------------------------------------------------
 Signatures of Registered Holder(s)
 or
 Authorized Signatory: ______________     Date: _______________, 1998

 ------------------------------------     Address: ___________________________
 ------------------------------------     ------------------------------------

 Name(s) of Registered Holder(s): ___     Area Code and Telephone No. ________
 ------------------------------------
 ------------------------------------


   This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear on certificates for Warrants or on a security position listing as the owner of Warrants, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                     Please print name(s) and address(es)

 Name(s): ____________________________________________________________________
 -----------------------------------------------------------------------------

 Capacity: ___________________________________________________________________

 Address(es): ________________________________________________________________
 -----------------------------------------------------------------------------

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees deposit with the Depositary of the Letter of Transmittal (or facsimile thereof), together with the Warrants tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Warrants into the Depositary's account at the Book-Entry Transfer Facility described in the Offer under the caption "The Exchange Offer--Procedure for Tendering Warrants--Guaranteed Delivery" and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, on the third New York Stock Exchange trading day following the Expiration Date of the Offer.

 Name of firm _______________________

                                          ------------------------------------
                                                 (Authorized Signature)

 Address ____________________________

 ------------------------------------     Name _______________________________
                                                     (Please Print)

          (Include Zip Code)

 Area Code and Tel. No. _____________     Title ______________________________

                                          Dated ________________________, 1998


  DO NOT SEND SECURITIES WITH THIS FORM. ACTUAL SURRENDER OF SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL.

                INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

  1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Depositary at its address set forth herein prior to the Expiration Date of the Offer. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Depositary is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Depositary. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

  2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Warrants referred to herein, the signature must correspond with the name(s) written on the face of the Warrants without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Warrants, the signature must correspond with the name shown on the security position listing as the owner of the Warrants.

  If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Warrants listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate stock powers, signed as the name of the registered holder(s) appears on the Warrants or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

  If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person's authority to so act.

  3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Offer may be directed to the Depositary, the Subdepositary, Diane M. Cady, Vice President-Investor Relations of the Company, or Sverre Bjertnes, Vice President-Finance International of Alpharma AS, at the addresses specified in the Offer. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Offer.